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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 Nos. 33-59953 and 33-59953-01) and related Prospectus of The B.F.Goodrich Company and BFGoodrich Capital for the registration of 5,060,000 Quarterly Income Preferred Securities and to the incorporation by reference therein of our report dated February 3, 1995 with respect to the consolidated financial statements of The B.F.Goodrich Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

Cleveland, Ohio
June 23, 1995